                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP. INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-94682) pertaining to the 1993 Stock Option Plan and the 1995 Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-15703) pertaining to the Revised and Restated 1993 Stock Option Plan of our report dated March 21, 1997, with respect to the consolidated financial statements of MIDCOM Communications Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                          ERNST & YOUNG LLP
Seattle, Washington
March 26, 1997